UNITED STATES
                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C. 20549


                                   FORM 8-K

                                CURRENT REPORT

         Pursuant to Section 13 or 15(d) of the Securities Act of 1934


                                AUGUST 30, 2003
                                Date of Report

                       (Date of earliest event reported)



                         Commission File No. 000-29887


                        SALES STRATEGIES, INCORPORATED
                    (Name of Small Business in its Charter)

                NEVADA                                  91-1944323
    (State of other Jurisdiction              (I.R.S. Employer ID Number)
    of incorporation or organization)



   11300 West Olympic Blvd.-Suite 800, Los Angeles, CA      90064
 (Address of Principal Executive Officers)               (Zip  Code)

      Registrant's telephone number including area code:  (310) 477-9742
                            Fax Number  (310)-473-1470

ITEM 1:   Changes In Officers and Directors

The undersigned outside Directors and Officers of SALES STRATEGIES, INC., have accepted their current roles and provided this notification to the State of Nevada. These officers and directors accept their new positions as follows and agree that their term is in place until the next annual shareholder's meeting, at which time their term may be confirmed for a 12 months period of time.

       R. B. Harris                           Maurice H. Madrid
       President/CEO/Director                 Director/ Acctg. Secretary
       11300 W. Olympic Blvd.-Ste#800         905 N. 1st Avenue
       Los Angeles, CA  90064                 Upland, CA 92648

       Rejean Gosselin                        Patrick Power
       Director and Secretary Treasurer       Director
       806 Du Chateau                         Suite 1473, Bentall Centre
       Mont St-Hillaire, Quebec, J3H 1M4      P.O. Box 49057
                                              Vancouver BC, Canada
                                              V7X1C4

       Nikos Pedafronimos
       Director
       11300 W. Olympic Blvd- Ste#800
       Los Angeles, CA  90064


ITEM 5.   OTHER EVENTS

The company opened their Banking relationship with Bank of America, which moves toward total activation of the business operations. Our books and records are being audited by Stonefield Josephson, Inc., for the 2002 10KSB. We have additionally requested that they review all of the prior filings to this date, as the current officers were not operating the company prior to August 15, 2003. The new officers and directors are requesting that Stonefield Josephson, Inc. review and provide confirmation that a satisfactory overview has been completed.


ITEM 6.   RESIGNATIONS OF REGISTRANT'S DIRECTORS

Alan Schram, previously the sole director and officer of the Registrant, resigned upon the election of the new directors and officers. There were no disagreements between the Registrant and Mr. Schram.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.



                                                SALES STATEGIES, INC.
                                                (Registrant)

Date:  September 5, 2003


By:       /s/  R. B. Harris                   /s/  Maurice H. Madrid
          -------------------------           -----------------------
          R. B. Harris                        Maurice H. Madrid
          President/CEO/Director              Acting CFO/Director


          /s/  Rejean Gosselin                /s/  Patrick Power
          --------------------                -----------------------
          Rejean Gosselin                     Patrick Power
          Director and Secretary Treasurer    Director


          /s/ Nikos Pedafronimos
          ----------------------
          Nikos Pedafronimos
          Director